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                             SECURITIES AND EXCHANGE
                                   COMMISSION
                             Washington, D.C. 20549

                                  ____________

                                    FORM 8-K
                                  ____________

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): January 24, 2005

                                  ____________


                               RGC RESOURCES, INC.
             (Exact name of Registrant as specified in its charter)

                                  ____________

             Virginia              000-26591                54-1909697
         (State or other          (Commission              (IRS Employer
         jurisdiction of          File Number)             Identification No.)
         incorporation)


            519 Kimball Ave., N.E.
               Roanoke, Virginia                       24016
      (Address of principal executive offices)       (Zip Code)


          Registrant's telephone number, including area code: 540-777-4427

          (Former name or former address, if changed since last report)

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ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

               On January 24, 2005, the shareholders of RGC Resources, Inc. (the "Company"), approved the Amended and Restated Stock Bonus Plan (the "Plan"), a copy of which is being filed as Exhibit 10 hereto. The Plan was amended primarily to increase the authorized number of shares of common stock of the Company issuable under the Plan from 20,000 to 50,000 shares. The number of shares available for issuance under the Plan was thereby increased from 2,384 to 32,384.


ITEM 8.01.     OTHER EVENTS.

               The Company issued a press release on January 25, 2005, announcing, among other things, the election of Directors at its annual meeting of shareholders held on January 24, 2005. A copy of the press release is attached hereto as Exhibit 99 and incorporated herein by reference. The information disclosed under this Item, including such Exhibit 99, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.


ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.


Exhibit No.    Description of Documents
-----------    ------------------------

10             Amended and Restated Stock Bonus Plan effective as of January 24,
               2005.

99             Press Release dated January 25, 2005.







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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            RGC RESOURCES, INC.



                                            By s/Howard T. Lyon
                                               Howard T. Lyon
                                               Vice-President, Treasurer and
                                               Controller
                                               (Principal Financial Officer)




Date: January 27, 2005